Exhibit 10.20

10505 N. W. 112th Avenue Suite 14 Miami Florida 33178 305.805.3000 305. 805. 3016 F

July 20, 2009

Sieve Hernandez
Star Medical Equipment Inc.
10100 NW 116 Way, Suite 18
Miami, FL 33178

RE:	Third Amendment to Lease between Hagler Development Company, LLC and Star Medical Equipment Rental, Inc.- 10100 NW 116 Way, Suite 18, Miami, FL 33178

Dear Mr. Hernandez:

Attached for your file is an executed agreement.

Please he reminded that your company must obtain current a certificate of insurance evidencing the insurance coverage (See Item No. 5 per lease). Please make sure that the certificate states FLAGLER DEVELOPMENT COMPANY, LLC" As Additional Insured".

If you have any questions, please feel free to contact the undersigned.

Sincerely,

/s/ Magda Mesa
Magda Mesa
Property Manager

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (this "Third Amendment") is made as of the date upon which the latter of the parties hereto executes the same as set forth on the execution page hereof, by and between FLAGLER DEVELOPMENT COMPANY, LLC, a Florida limited liability company ("Landlord"), and STAR MEDICAL EQUIPMENT RENTAL, INC., a Florida corporation ("Tenant").

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated September 26. 2006, as amended by that certain Amendment to Lease dated September 26, 2006, and as further amended by that certain Second Amendment to Lease dated October 16, 2006, pursuant to which Landlord has leased to Tenant 11,800 rentable square feet of space located in Building #OSW3, 10100 N.W. 116'h Way, Suite 18, Medley, Florida 33178 (as amended, the "Lease").

WHEREAS, Landlord and Tenant desire to extend the Term of the Lease, subject to the terms and conditions contained in this Third Amendment.

NOW THEREFORE, in consideration, of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, parties agree as follows:

1. The above recitals are true and correct and are agreed to by Landlord and Tenant as if such recitals were fully set forth herein.

2. Unless otherwise defined herein, all capitalized terms used in this Third Amendment shall have the same meanings assigned to the same in the Lease.

3. The Lease Term for the Premises is hereby extended from October 31, 2009 to

October 31, 2012.

4. Commencing on November 1, 2009, the monthly Base Rent shall be as follows:

TERM	MONTHLY PAYMENT
November 1, 2009 — October 31, 2010	$8.800.83
November 1. 2010 — October 31. 2011	$9,066.33
November I, 2011 — October 31, 2012	$9,341.67

plus applicable taxes thereon, payable as provided by the Lease and subject to adjustments as provided by the Lease.

4. Effective as of November 1, 2009, "Base Year Operating Expenses" shall mean the Operating Expenses for the calendar year 2010.

5. Tenant acknowledges and agrees that Landlord shall have no obligation to renovate or remodel the Premises or any portion of the Building as a result of Tenant's extension of the Lease and that tenant is accepting the Premises "AS-IS".

6. Tenant acknowledges and agrees that Tenant's has no further rights of renewal or similar right in or to the Premises, the Building or the Property.

7. Tenant covenants, represents and warrants that Tenant had no dealings or negotiations with any broker or agent other than Hagler Real Estate Services, LLC ("Flagler") in connection with the consummation of this Third Amendment. Tenant agrees to indemnify Landlord against any loss, liability, or expense (including reasonable attorney's fees and costs) arising out of claims for fees or commissions from anyone other than Hagler whom Tenant has dealt with in connection with this transaction. Landlord agrees to indemnify Tenant against any loss, liability, or expense (including reasonable attorney's fees and costs) arising out of claims for fees or commissions from anyone with whom Landlord has dealt in connection with this transaction.

8. Tenant confirms that the Lease remains in full force and effect, that Landlord is in compliance with the Lease provisions, and that Tenant has no defenses, claims or offsets against Landlord.

9. Except as specifically modified in this Third Amendment, the Lease remains in full force and effect as of the date originally executed. In the event of any conflict between the terms and provisions of the Lease and this Third Amendment, then the terms and provisions of this Third Amendment shall control. This instrument shall become effective only upon execution of it by both Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment the day and year first above written.

TENANT

Signed, sealed and delivered in the presence of:	STAR MEDICAL EQUIPMENT INC., a RENTAL, INC., a Florida Corporation

/s/ Jennifer Palacios	By:	/s/ Esteban Hernandez
Print Name: Jenniger Palacios	Print Name:	Esteban Hernandez
	Title:	President

/s/ Maria M. Sanchez
Print Name: Maria M. Sanchez	Dated:	6-24-2009

[Signature on following page.]

LANDLORD

Signed, sealed and delivered in the presence of:	FLAGLER DEVELOPMENT COMPANY, LLC, a Florida Corporation liability company

/s/ Refael Romero	By:	/s/ Eric Swanson
Print Name: Rafael Romero	Print Name:	Eric Swanson
	Title:	Vice President

/s/ Angie Vazquez
Print Name: Angie Vazquez	Dated:	7-17-2009